Exhibit 99.1

For Immediate Release
Contact: Robert J. Habig
650.610.2900
ir@avistar.com

AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS
FOR THE FOURTH QUARTER AND FULL YEAR OF 2005

REDWOOD SHORES, Calif. – January 24, 2006 – Avistar Communications Corporation (NASDAQ: AVSR), a video collaboration platform provider, today announced financial results for the three and twelve months ended December 31, 2005.

Avistar reported revenue for the three months ended December 31, 2005 of $2.9 million, compared to revenue of $2.9 million for the three months ended September 30, 2005 and $2.3 million for the three months ended December 31, 2004.  For the three months ended December 31, 2005, gross margin was 57% compared to 60% for the three months ended September 30, 2005 and 61% for the three months ended December 31, 2004.

Avistar reported a net loss of $2.1 million, or $.06 per basic and diluted share, for the three months ended December 31, 2005.  Avistar reported net losses of $1.4 million, or $.04 per basic and diluted share, for the three months ended September 30, 2005 and $2.1 million, or $.06 per basic and diluted share, for the three months ended December 31, 2004.

Avistar reported revenue for the twelve months ended December 31, 2005 of $11.1 million, compared to revenue of $6.9 million for the twelve months ended December 31, 2004.  Avistar reported a net loss of $5.2 million, or $.15 per basic and diluted share, for the twelve months ended December 31, 2005.  Avistar reported a net loss of $8.7 million, or $.27 per basic and diluted share, for the twelve months ended December 31, 2004.

As of December 31, 2005, Avistar had cash, cash equivalents and short and long-term investments of $12.2 million, and no long term debt.

 “Significant progress was made during 2005 towards increasing the functionality of our product offering and pursuing licensing arrangements,” commented Jerry Burnett, Avistar’s Chairman and CEO.  “With an increased staff of talented professionals in sales, R&D and partner development, we believe we are poised for a strong performance in an expanding marketplace during 2006”.

About Avistar Communications Corporation

Avistar Communications Corporation develops, markets, and supports a video collaboration platform for the enterprise, all powered by the AvistarVOS™ software. From the desktop, Avistar delivers business-quality video calling, recording, publishing to web and e-mails, video-on-demand, broadcast origination and distribution, and document sharing.  Avistar video-enables business processes by integrating visual communications into the daily workflow and connecting communities of users within and across enterprises. Founded in 1993, Avistar is headquartered in Redwood Shores, California, with sales offices in New York and London. Avistar’s technology is used in more than 35 countries.

Collaboration Properties, Inc. (CPI), a wholly owned subsidiary of Avistar, holds a current portfolio of 70 patents for inventions in the primary areas of video and network technology. CPI pursues patents for presence-based interactions, desktop video, recorded and live media at the desktop, multimedia documents, data sharing, and a rich-service network video architecture to support Avistar’s product suite and customers. CPI offers licenses to its patent portfolio and Avistar’s video-enabling technologies to companies in the video conferencing, rich-media services, public networking, and related industries.

For more information, visit www.avistar.com.

Forward Looking Statements

Statements made in this news release that are not purely historical, including but not limited to statements regarding the performance of Avistar in 2006, and market expansion and interest in our products, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the market demand for Avistar’s products, the demand for licenses of Avistar’s intellectual property, and the expansion of Avistar’s intellectual property portfolio.  As a result of these and other factors, Avistar expects to experience significant fluctuations in revenue and operating results, and there can be no assurance that Avistar will become or remain profitable in the future, or that its future results will meet expectations. These and other risk factors are discussed in Avistar’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. Avistar disclaims any intent or obligation to update these forward-looking statements.

~ financial statements follow ~

Copyright © 2006 Avistar Communications Corporation. All rights reserved. Avistar, AvistarVOS, and the Avistar logo are trademarks or registered trademarks of Avistar Communications Corporation.

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and twelve months ended December 31, 2005 and 2004
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
	(unaudited)		(unaudited)
Revenue:
Product	$999	$932	$3,503	$3,121
Licensing	1,055	575	4,226	575
Services, maintenance and support	810	797	3,408	3,200
Total revenue	2,864	2,304	11,137	6,896
Cost of revenue:
Product	593	435	1,892	1,435
Services, maintenance and support	632	468	2,220	1,937
Total cost of revenue	1,225	903	4,112	3,372
Gross profit	1,639	1,401	7,025	3,524
Operating Expenses:
Research and development	1,292	780	3,544	2,588
Sales and marketing	1,080	582	3,379	2,456
General and administrative	1,441	1,881	5,697	6,956
Total operating expenses	3,813	3,243	12,620	12,000
Loss from operations	(2,174)	(1,842)	(5,595)	(8,476)
Other income (expense):
Interest income	172	77	537	118
Other income (expense), net	(100)	(331)	(116)	(348)
Total other income (expense), net	72	(254)	421	(230)
Net loss	$(2,102)	$(2,096)	$(5,174)	$(8,706)

Net loss per share - basic and diluted	$(0.06)	$(0.06)	$(0.15)	$(0.27)
Weighted average shares used in calculating basic and diluted net loss per share	33,738	33,361	33,600	32,610

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
as of December 31, 2005 and 2004
(in thousands, except share and per share data)

	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$8,216	$21,656
Marketable securities	2,995	—
Total cash, cash equivalents and marketable securities	11,211	21,656
Accounts receivable, net of allowance for doubtful accounts of $121 and $22 at December 31, 2005 and 2004, respectively	1,428	886
Inventories, including inventory shipped to customers’ sites, not yet installed of $28 and $34 at December 31, 2005 and 2004, respectively	675	737
Prepaid expenses and other current assets	463	454
Total current assets	13,777	23,733
Long-term marketable securities	958	—
Property and equipment, net	311	192
Other assets	371	286
Total assets	$15,417	$24,211

Liabilities and Stockholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$1,004	$1,105
Deferred license revenue	4,264	4,226
Deferred services revenue and customer deposits	712	748
Accrued liabilities and other	1,491	1,287
Total current liabilities	7,471	7,366
Long-term liabilities:
Long-term deferred license revenue	12,104	16,331
Total liabilities	19,575	23,697
Stockholders’ equity (deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized at December 31, 2005 and 2004; 34,939,124 and 34,542,334 shares issued at December 31, 2005 and 2004, respectively	35	35
Less: treasury common stock, 1,181,625 at December 31, 2005 and 2004, respectively, at cost	(53)	(53)
Additional paid-in-capital	90,519	90,005
Other comprehensive loss	(12)	—
Accumulated deficit	(94,647)	(89,473)
Total stockholders’ equity (deficit)	(4,158)	514
Total liabilities and stockholders’ equity (deficit)	$15,417	$24,211

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended December 31, 2005 and 2004
(in thousands)

	Year Ended December 31,
	2005	2004
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net loss	$(5,174)	$(8,706)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	273	339
Compensation on options issued to consultants	100	24
Provision for doubtful accounts	99	77
Changes in assets and liabilities:
Accounts receivable	(641)	(345)
Inventories	62	200
Prepaid expenses and other current assets	(9)	138
Other assets	(85)	5
Accounts payable	(101)	164
Deferred license revenue	(4,189)	20,557
Deferred services revenue and customer deposits	(36)	77
Accrued liabilities and other	204	162
Net cash (used in) provided by operating activities	(9,497)	12,692

Cash Flows from Investing Activities:
Purchase of short-term marketable securities	(3,007)	—
Purchase of long-term marketable securities	(958)	—
Sale of short-term marketable securities	—	1,000
Purchase of property and equipment	(392)	(179)
Net cash (used in) provided by investing activities	(4,357)	821

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	414	3,707
Repurchases of common stock	—	(2)
Net cash provided by financing activities	414	3,705
Net (decrease) increase in cash and cash equivalents	(13,440)	17,218
Cash and cash equivalents, beginning of year	21,656	4,438
Cash and cash equivalents, end of period	$8,216	$21,656

Supplemental Cash Flow Information:
Cash paid for income taxes	$357	$60
Cash paid for interest	$1	$6